As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-[               ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DATASEA INTELLIGENT TECHNOLOGY LTD.

(Exact name of registrant as specified in its Charter)

British Virgin Islands	N/A	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification No.)

Room 302-5, Building C, Gemdale Viseen International Center

No. 5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600

+86 (86)10-58401996
(Address of principal executive offices, including zip code, and telephone number, including area code)

Datasea Acoustics LLC

8 The Green, Ste A,

Dover, Kent, Delaware 19901

+1 267 992 2826

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Joan Wu, Esq.

Hunter Taubman Fischer & Li, LLC

950 Third Avenue, 19th Floor

New York, NY 10022

(212) 530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 13, 2026

PROSPECTUS

Datasea Intelligent Technology Ltd.

$150,000,000

Class A Ordinary Shares, Debt Securities, Warrants, Units, and Rights

Datasea Intelligent Technology Limited (“we”, “our”, “us”, “DIT”, or “Company”) may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell Class A ordinary shares with no par value each (the “Class A Ordinary Shares”), debt securities, warrants, units and rights to purchase Class A Ordinary Shares or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, for an aggregate offering of up to $150,000,000. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea Intelligent Technology Ltd. and its subsidiaries, and references to “DIT” refers to Datasea Intelligent Technology Ltd., our British Virgin Islands holding company.

DIT’s Class A Ordinary Shares are listed on the Nasdaq Capital Market and traded under the symbol “DTSS.” On August 11, 2026, the closing price of DIT’s Class A Ordinary Shares was $0.74 per share. The total aggregate market value of all of DIT’s outstanding Class A Ordinary Shares is approximately $7,714,412, and the aggregate market value of DIT’s outstanding Class A Ordinary Shares held by non-affiliates is approximately $5,708,955, based on 10,424,881 total Class A Ordinary Shares outstanding as of August 11, 2026, of which 7,714,804 shares are held by non-affiliates, 2,710,077 shares are held by affiliates.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will DIT sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of DIT’s Class A Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of DIT’s Class A Ordinary Shares held by non-affiliates is less than $75,000,000. DIT has not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 17 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Overview

DIT is not a Chinese operating company but a British Virgin Islands holding company with operations based in China. DIT was formed in connection with the redomicile of Datasea Inc. (“Predecessor Datasea”), a Nevada corporation, pursuant to a merger agreement and plan of merger dated March 4, 2026 (the “Merger Agreement”), whereby Predecessor Datasea merged with and into DIT, with DIT continuing as the surviving entity (the “Merger”).

The Merger became effective on April 15, 2026, upon the filing of the articles of merger with the BVI Registry of Corporate Affairs. On April 16, 2026, DIT’s Class A Ordinary Shares commenced trading on the Nasdaq Capital Market under the symbol “DTSS.”

We currently conduct our business substantially through our variable interest entity (“VIE”), Shuhai Information Technology Co., Ltd. (“Shuhai Beijing”), and the VIE’s subsidiaries incorporated in China (together with the VIE, collectively the “VIE Entities”). This structure involves unique risks to investors. The contractual arrangements through which we control our VIE have also not been tested in the courts of the PRC and there is substantial uncertainty as to whether they are legally enforceable in the PRC. Such VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold direct equity interests in our Chinese operating subsidiaries.

There is a possibility that Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, and this could cause the value of such securities to significantly decline or become worthless. See “Prospectus Summary—Cautionary Statement Regarding our Variable Interest Entity Structure” and “Item 1A. Risk Factors—Risks Relating to Our Corporate Structure” in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed by Predecessor Datasea with the SEC on September 26, 2025 (the “Annual Report”).

Risks Related to Doing Business in China

Our business operations are primarily based in China, and our VIE Entities are subject to certain legal and operational risks associated with being based in China. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, our Company, our VIE Entities have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of any overseas public offering, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. It remains highly uncertain the impact of such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and list on an U.S. or other foreign exchange. As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Prospectus Summary—Cautionary Statement Regarding Doing Business in China”; see also “Item 1A. Risk Factors – Risks Associated with Doing Business in China” in the Annual Report, incorporated herein by reference.

The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature, such as data security or anti-monopoly related regulations, may cause the value of such securities to significantly decline. For more details, see “Item 1A. Risk Factors – Risks Associated with Doing Business in China – Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business” in the Annual Report.

Risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Item 1A. Risk Factors – Risks Associated with Doing Business in China – Uncertainties with respect to the PRC legal system could have a material adverse effect on us” in the Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information — D. Risk Factors” described in the Annual Report.

Risks Relating to and financial condition and Capital Requirements

●	We have a limited operating history as a developer of acoustics high tech, AI multimodal digital and other products and services. Our limited operating history may not provide an adequate basis to evaluate our future prospects, financial performance, and results of operations.

●	Our independent registered public accounting firm’s auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

●	We anticipate to incur indebtedness or issue new equity securities to fund future growth. If we cannot obtain additional capital, our ability to operate or expand our business may be impaired and our results of operations could be adversely affected.

Risks Related to Our Business, Industry and Business Operations

●	Supply chain issues that increase our costs or cause a delay in our ability to fulfill orders, could have an adverse impact on our business and operating results, and our failure to estimate customer demand properly may result in excess or obsolete component supply, which could adversely affect our gross margins.

●	We intend to invest in R&D, sales, marketing activities and M&As, however, these investments could be delayed, or achieve lower than expected benefits, which could harm our operating results.

●	Our business operations substantially depend upon the continued growth of acoustics high tech, AI multimodal digital and other products and services, the decrease of which could have a negative impact on our business.

●	Product quality problems could lead to reduced revenue, gross margins, and net income.

●	Our success depends on retaining key personnel who would be difficult to replace.

●	The various industries we are in are characterized by constant and rapid technological change and evolving standards. If we fail to anticipate and adapt to these changes and evolutions, our sales, gross margins and profitability will be adversely affected.

●	We depend on contract manufacturers, and our production and products could be harmed if they are unable to meet our volume and quality requirements and alternative sources are not available.

●	Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price. While we have improved our internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Class A Ordinary Shares.

●	Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure will result in additional expenses. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

●	Failure to comply with the Foreign Corrupt Practices Act could adversely affect our business.

●	We may be subject to liability if private information that we receive is not secure or if we violate privacy laws and regulations.

Risks Relating to Our Corporate Structure

●	If the PRC government deems that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries or other laws or regulations of the PRC, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which may therefore materially reduce the value of our ordinary shares.

●	We depend upon the VIE Agreements in conducting our business in the PRC, which may not be as effective as equity ownership.

●	We may not be able to consolidate the financial results of some of the affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

●	Because we rely on the Operation and Intellectual Property Service Agreement with Shuhai Beijing for our revenue, the termination of this agreement Or be forcibly discharged would severely and detrimentally affect our continuing business viability under our current corporate structure.

●	Contractual arrangements entered into by the subsidiary and the PRC operating affiliate may be subject to scrutiny by the PRC tax authorities. Such scrutiny may lead to additional tax liability and fines, which would hinder our ability to achieve or maintain profitability.

●	The shareholders of the VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

●	If any of the affiliated entities becomes the subject of bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

●	Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

Risks Relating to Investment in Our Class A Ordinary Shares

●	We incur additional increased costs as a publicly traded company listed on Nasdaq, and our management is required to devote substantial time to new compliance initiatives and reporting requirements.

●	If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

●	Our majority stockholders will control our Company for the foreseeable future, including the outcome of matters requiring shareholder approval.

●	An active and visible trading market for our Class A Ordinary Share may not develop.

●	The market price for our Class A Ordinary Share may be volatile.

●	Our Class A Ordinary Share is thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	Our Class A Ordinary Share may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

●	We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	FINRA sales practice requirements may also limit your ability to buy and sell our Class A Ordinary Share, which could depress the price of our Class A Ordinary Share.

●	Potential future sales under Rule 144 may depress the market price for our Class A Ordinary Share.

●	Volatility in our Class A Ordinary Share price may subject us to securities litigation.

●	We are not likely to pay cash dividends in the foreseeable future.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (“HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our auditor, an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis, and as such, it is not subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets. See “Item 1A. Risk Factors – Risks Relating to Investment in Our Common Stock – Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis” in the Annual Report; see also “Prospectus Summary — The Holding Foreign Companies Accountable Act”.

Permission Required from the PRC Authorities for Our Operations

We believe that (1) as of the date of this prospectus we, our subsidiaries and the VIE Entities are not required to obtain permissions from China Securities Regulatory Commission (the “CSRC”) to operate the current business and offer to sell or issue our shares being registered herein to non-Chinese investors, (2) Based on the Company’s current business operations and data-processing practices, DIT, its subsidiaries, the VIE and the VIE’s subsidiaries do not collect, store or process customers’ identifiable personal information in unencrypted or non-anonymized form, we are not required to obtain permissions under the Measures for Cybersecurity Review (2021) from Cyberspace Administration of China (the “CAC”) to operate the current business and offer to sell or issue DIT’s Class A Ordinary Shares being registered herein to non-Chinese investors. As such, we believe that (1) we have received all requisite permissions or approvals to operate the business and offer to sell or issue the Class A Ordinary Shares to non-Chinese investors and (2) none of us nor VIE Entities has been denied such permissions by any PRC authorities. As of the date of this prospectus, we believe that we are not required to obtain any additional material permissions or approvals for our current business operations in China and nor do we need any additional permission or approval to offer, sell or issue our shares being registered herein to non-Chinese investors, other than a filing with the CSRC following any issuance of shares pursuant to this prospectus, but there is no guarantee that the Chinese authorities will not change their policy in future. See “Prospectus Summary - Government Regulation; Licenses”.

Cash Transfers and Dividend Distribution

The revenue of Shuhai Beijing is primarily denominated in RMB, and its fund transfers must comply with China’s foreign exchange management regulations. According to the VIE agreements, Shuhai Beijing pays service fees, intellectual property licensing fees, and other payments to the WFOE (Shuhai Tianjin). After completing the registration with the State Administration of Foreign Exchange (SAFE) (according to the “Notice on Issues Related to Foreign Exchange Management for Domestic Residents’ Foreign Investment and Return Investments by Special Purpose Companies” issued by SAFE), the WFOE transfers the funds to Shuhai Information Skill (HK) Limited. This Hong Kong company then distributes the funds as dividends to the parent company, DIT.

Current PRC regulations permit WFOE to pay/distribute dividends to Shuhai Information Skill (HK) Limited only out of its accumulated after-tax profits, if any, determined in accordance with Chinese accounting standards and regulations. Additionally, at least 10% of the after-tax profits must be allocated to the statutory reserve fund each year (which can be stopped once the accumulated amount reaches 50% of the registered capital). The WFOE may also choose to allocate discretionary reserves, but statutory and discretionary reserves cannot be distributed as dividends before the company’s liquidation. As of the date of this prospectus, neither Shuhai Beijing nor its Chinese subsidiaries have distributed cash dividends or transferred profits to the US parent company or any foreign entities; the U.S. parent company has not distributed dividends to its shareholders, including U.S. investors.

We intend to keep any future earnings to re-invest in and finance the expansion of our business in China. We do not have the intentions to distribute earnings or settle amounts owed under the VIE Agreements in the near future nor do we anticipate that any cash dividends will be paid or Shuhai Beijing’s earnings will be distributed and transferred to the holding company in the foreseeable future. See “Prospectus Summary – Cash Transfer and Dividend Payment.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, warrants, units, rights to purchase Class A Ordinary Shares, or debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea Intelligent Technology Ltd. and its subsidiaries, and references to “DIT” refers to Datasea Intelligent Technology Ltd., our British Virgin Islands holding company.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” refers to the BVI Business Companies Act, Revised Edition 2020, as amended from time to time;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“Class A Ordinary Shares” refers to our Class A ordinary shares, with no par value, as currently authorized under our Memorandum and Articles of Association;

●	“Commission” or the “SEC” refers to the U.S. Securities and Exchange Commission;

●	“Class B Ordinary Shares” refers to our Class B ordinary shares, with no par value, as currently authorized under our Memorandum and Articles of Association;

●	“Predecessor Datasea” or “Datasea Inc.” refers to Datasea Inc., a Nevada corporation and the predecessor entity to DIT, which merged with and into DIT pursuant to the Redomicile that became effective on April 15, 2026;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Ordinary Shares” refers collectively to our Class A Ordinary Shares and Class B Ordinary Shares;

●	“Redomicile” refers to the merger of Predecessor Datasea into Datasea Intelligent Technology, which was completed on April 15, 2026.

●	“Shuhai Beijing” or “VIE” refers to Shuhai Information Technology Co., Ltd. (数海信息技术有限公司), a limited liability company incorporated under the laws of the PRC and the variable interest entity of DIT, contractually controlled by Tianjin Information;

●	“Shuhai HK” refers to Shuhai Information Skill (HK) Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of DIT;

●	“we,” “us,” “our,” “our Company,” “the Company,” and “DIT” refer to Datasea Intelligent Technology Ltd., a business company incorporated under the laws of the British Virgin Islands, and its subsidiaries, unless the context otherwise requires;

●	“WFOE” or “Tianjin Information” refers to Tianjin Information Sea Information Technology Co., Ltd. (天津信息海信息技术有限公司), a limited liability company incorporated under the laws of the PRC and a wholly owned subsidiary of Shuhai HK, which exercises contractual control over Shuhai Beijing pursuant to the VIE Agreements;

●	“VIE Agreements” refers to the series of contractual arrangements among Tianjin Information, Shuhai Beijing and the shareholders of Shuhai Beijing, pursuant to which DIT consolidates the financial results of Shuhai Beijing and its subsidiaries;

●	“Datasea Acoustics” refers to Datasea Acoustics LLC, a limited liability company organized under the laws of the State of Delaware and a wholly owned subsidiary of DIT, focused on the operation and distribution of acoustic high-tech products in the U.S. and overseas markets;

●	“Nasdaq” refers to the Nasdaq Capital Market;

●	All references to “RMB” or “Chinese Yuan” refer to the lawful currency of the People’s Republic of China;

●	All references to “U.S. dollars,” “dollars,” “USD” or “$” refer to the lawful currency of the United States of America.

Our business is conducted by our subsidiaries in PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would,” variations therefrom and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Corporate Structure

We are an offshore holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations, we currently conduct our business through VIE Entities in China. Investors of our Class A Ordinary Shares are not acquiring equity interest in any operating company but instead are acquiring interest in a British Virgin Islands holding company. This is an offering of securities of the offshore holding company in the British Virgin Islands, instead of securities of the operating entity in China. Therefore, you will not directly hold any equity interests in the operating entity.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more details on our corporate history, please refer to “Corporate History and Structure.” The chart below depicts the corporate structure of our group as of the date of this prospectus.

*

As of the date of this prospectus, Ms. Zhixin Liu holds 1,192,557 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares of the Company, representing approximately 48.09% of the Company’s total voting power. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 50 votes. Mr. Fu Liu holds 1,517,520 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares of the Company, representing approximately 48.25% of the Company’s total voting power. Collectively, Ms. Zhixin Liu and Mr. Fu Liu hold approximately 96.33% of the Company’s total voting power as of the date of this prospectus.

The remaining shareholders hold 7,714,804 Class A Ordinary Shares, representing approximately 3.67% of the Company’s total voting power.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. As an auditor of companies that are registered with the SEC and publicly traded in the U.S. and a firm registered with the PCAOB, our auditor, Kreit & Chiu CPA LLP, is required under the laws of the U.S. to undergo regular inspections by the PCAOB to assess their compliance with the laws of the U.S. and professional standards. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, President Biden signed into law the Accelerating Holding Foreign Companies Accountable Act as a part of the Consolidated Appropriations Act, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

See “Item 1A. Risk Factors – Risks Associated With Doing Business in China – Our auditor is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act and Accelerating Holding Foreign Companies Accountable Act” in the Annual Report.

Cash Transfer and Dividend Payment

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our and the VIE’s and its subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under our current corporate structure, to fund any cash and financing requirements, DIT may rely on dividend payments from its subsidiaries. Our WFOE, Tianjin Information, may receive payments from the VIE, Shuhai Beijing, which can then remit payments to Shuhai Information Skill (HK) Limited in accordance with its registration with the Chinese authority under the “Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies” of the PRC and pursuant to the terms of the VIE Agreements. In turn, Shuhai Information Skill (HK) Limited may make distribution of such payments directly to DIT as dividends. Cash dividends, if any, on DIT ’s Class A Ordinary Share will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. As of the date of this prospectus, we have not made any dividends nor distributions to any U.S. investors.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Pursuant to the SAFE Circular 37, Shuhai Beijing is allowed to pay service fees or other payments pursuant to the VIE Agreements in foreign currencies to WFOE without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC shall comply with certain procedures under the PRC foreign exchange regulations applicable to PRC residents only. Approval from or registration with appropriate PRC government authorities is, however, required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for Shuhai Beijing’s accounts with little advance notice.

DIT is a British Virgin Islands company which conducts substantially all of its operations in China through its PRC subsidiaries, the VIE Entities established in China. DIT may make loans to the PRC subsidiaries and VIE entities subject to the approval from PRC governmental authorities and limitation of amount, or may make additional capital contributions to subsidiaries and VIE entities in China.

Any loans to the subsidiaries or VIE entities in China are subject to foreign investment under PRC regulations and are subject to foreign exchange loan registrations. For example, loans by us to our wholly foreign-owned subsidiaries or VIE entities in China to finance their activities must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly use for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and does not violate with the negative list on foreign investment. However, there is some uncertainty as to how SAFE and competent banks will carry this out in practice. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis.

Current PRC regulations permit WFOE to pay dividends to Shuhai Information Skill (HK) Limited only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, in accordance with Article 166 of the PRC Company Law, each of the subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may further set aside a portion of its after-tax profits as the discretionary common reserve, although the amount to be set aside, if any, is determined at the discretion of such entities board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

None of our VIE Entities have issued any dividends or distributions to their respective holding companies, or to any investors as of the date of this prospectus. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. In the future, cash proceeds raised from overseas financing activities, may be transferred by us through our Hong Kong subsidiary, Shuhai Information Skill (HK) Limited to our PRC subsidiary Tianjin Information via capital contribution and shareholder loans, as the case may be. Tianjin Information will then transfer funds to our VIE Entities to meet the capital needs of our business operations. Generally, DIT exerts control over the operations of our VIE, Shuhai Beijing, as well as Shuhai Beijing’s subsidiaries, through the contractual arrangements between Tianjin Information and Shuhai Beijing, and we distribute earnings or settle amounts owed under the VIE Agreements with our VIE in the same manner as we would with a directly held subsidiary.

During each of the fiscal years ended June 30, 2025 and 2024, the only transfer of assets among Predecessor Datasea and its subsidiaries including the VIE was transfers of cash. Predecessor Datasea provided cash to its subsidiaries either by way of capital contribution or by way of loan, from the proceeds it received from the financing. In addition, there were some loans obtained by certain Chinese subsidiaries, and those subsidiaries then loaned money to other subsidiaries to meet their working capital needs. The cash was transferred within the organization through the bank wiring.

As of June 30, 2025, Predecessor Datasea had made aggregate cash investments of approximately $15.82 million in Shuhai Information Skill (HK) Limited. In addition, Predecessor Datasea had made intercompany payments or advances of approximately $10.25 million to Tianjin Information, approximately $0.73 million to Shuhai Beijing, and approximately $0.03 million to Datasea Acoustics LLC. Shuhai Information Skill (HK) Limited had made aggregate investments of approximately $13.95 million in Tianjin Information. Tianjin Information had transferred approximately RMB90.07 million to Shuhai Beijing. Other intercompany transfers and balances among the Company’s subsidiaries, the VIE and other consolidated entities are reflected in the Company’s consolidated financial statements and related notes.

As of June 30, 2024, Predecessor Datasea had made aggregate cash investments of approximately $14.32 million in Shuhai Information Skill (HK) Limited. In addition, Predecessor Datasea had made intercompany payments or advances of approximately $6.30 million to Tianjin Information, approximately $0.48 million to Shuhai Beijing, and approximately $0.01 million to Datasea Acoustics LLC. Shuhai Information Skill (HK) Limited had made aggregate investments of approximately $12.45 million in Tianjin Information. Tianjin Information had transferred approximately RMB92.44 million to Shuhai Beijing. Other intercompany transfers and balances among the Company’s subsidiaries, the VIE and other consolidated entities are reflected in the Company’s consolidated financial statements and related notes.

These transfers were made primarily through bank wires and were used to support working capital needs, capital contributions, operating activities and business development of the relevant subsidiaries and VIE entities. Please refer to “Note 2—Summary of Significant Accounting Policies—Condensed Consolidating Cash Flows Information” of our consolidated financial statements for the years ended June 30, 2025 and 2024 in the Annual Report.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Company

Datasea Intelligent Technology Ltd. (“DIT”) is a British Virgin Islands business company that completed its redomiciliation merger on April 15, 2026, succeeding Datasea Inc., a Nevada corporation. Following the completion of the redomiciliation merger, DIT operates as a global technology company focused on the integration of acoustic intelligence, artificial intelligence (“AI”)-driven multimodal digitalization, and intelligent application technologies.

DIT is committed to developing and commercializing innovative technology solutions for enterprise and retail customers through two core strategic business platforms:

(i)	Acoustic Intelligence and Advanced Acoustic Technologies; and

(ii)	AI-driven Multimodal Digitalization and Intelligent Agent Applications.

Through continuous investment in research and development, DIT has established proprietary technologies and intellectual property capabilities covering acoustic technologies, artificial intelligence algorithms, multimodal data processing, intelligent systems, and related application platforms.

The Company’s acoustic intelligence business focuses on the research and development, productization and commercialization of acoustic technologies, with applications spanning five representative fields: medical acoustics, acoustic healthcare, industrial acoustics, agricultural acoustics and acoustic Internet of Things (“IoT”) applications. The Company currently places particular emphasis on acoustic healthcare and medical acoustics and has developed product and application capabilities in areas including acoustic air purification and disinfection, sleep health, foot health management and intelligent acoustic-enabled personal care.

The Company is also advancing the development of non-invasive ultrasonic brain-computer interface (“BCI”), neuromodulation and rehabilitation-related technologies and products, including its NeuroVibe product platform, through the integration of ultrasound, acoustic sensing, neural signal acquisition and artificial intelligence-based data analysis.

The Company’s AI-driven multimodal digitalization business focuses on the development and application of AI-powered intelligent agents, multimodal interaction technologies and industry-specific digital platforms. The Company’s solutions integrate natural language interaction, voice recognition, multimodal data analysis, intelligent decision support and automated task execution, and are designed to support enterprise customers in healthcare, wellness, retail, local services and other commercial applications.

The Company is also expanding the integration of its AI capabilities with its acoustic intelligence technologies and smart hardware products, including applications in brain health, sleep management, health monitoring, customer engagement and operational automation. This integrated approach is intended to enhance data-driven decision-making, service efficiency, user interaction and the commercialization of the Company’s acoustic and AI-enabled products and solutions.

Through its wholly owned subsidiary, Datasea Acoustics LLC, established in Delaware, the Company is developing its commercialization activities in the United States. DIT’s long-term vision is to become a global leader in digital intelligent technologies by integrating acoustic intelligence, artificial intelligence, and intelligent application ecosystems. The Company aims to establish a global technology platform centered around advanced AI-enabled solutions, intelligent hardware, and next-generation digital technologies.

History and Background

Predecessor Datasea was incorporated under the laws of the State of Nevada on September 26, 2014 under the name Rose Rock Inc. On May 27, 2015, Predecessor Datasea amended its articles of incorporation to change its name to Predecessor Datasea. Up until October 2015, Predecessor Datasea’s primary business activities were providing consulting services to various U.S. companies seeking to do business in China as well as Chinese companies looking to enter the U.S. markets. Nonetheless, Predecessor Datasea was considered a shell company as defined in Rule 12b-2 under the Securities Act, as we had no or nominal business operations, employees and/or assets. On March 4, 2026, Predecessor Datasea and DIT, a business company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of Predecessor Datasea, entered into a merger agreement and plan of merger, pursuant to which Predecessor Datasea merged with and into DIT, with DIT continuing as the surviving entity. The Redomicile became effective on April 15, 2026, upon the filing of the articles of merger with the BVI Registry of Corporate Affairs. Upon completion of the Redomicile, DIT qualifies as a “Foreign Private Issuer” as defined under the Securities Exchange Act of 1934, as amended, and commenced required filings with the SEC as a foreign private issuer.

As part of its business expansion process, the Company has gradually expanded its business footprint through subsidiaries and cooperation entities, achieving market coverage in both the U.S. and China. In July 2023, Predecessor Datasea formed its wholly owned subsidiary Datasea Acoustics LLC under the laws of the State of Delaware. This subsidiary serves as the core platform for international business, focusing on driving the operation and distribution of acoustic high-tech products in the U.S. and overseas markets, while also handling patent layout for the international market, providing the foundational support for the global deployment of technology and products. This has helped complete the company’s operational structure in the U.S.

On May 26, 2015, pursuant to the terms of a stock purchase agreement, Ms. Zhixin Liu purchased 20,000,000 shares (without giving effect to our one-for-three reverse stock split that became effective on May 1, 2018), or 57.14%, of the issued and outstanding shares of our common stock from Mr. Xingzhong Sun, who was our sole officer, director and majority stockholder at the time of the transaction. As part of the transaction, Zhixin Liu was appointed as the Chairman of our Board of Directors (the “Board”).

On October 29, 2015, we entered into a share exchange agreement (the “Exchange Agreement”) with Ms. Zhixin Liu and Mr. Fu Liu, the members (“Members”) of Datasea Skill (HK) Limited (“Shuhai Skill (HK)”), a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region of the PRC, whereby the Members transferred all of their membership interests of Shuhai Skill (HK) to us in exchange for the issuance of an aggregate of 6,666,667 shares of our common stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon consummation of the Share Exchange, Shuhai Skill (HK) and its consolidated subsidiaries, Tianjin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Tianjin Information”), became our wholly-owned subsidiary, and Shuhai Beijing, also a limited liability company incorporated under the laws of the PRC, through its existing contractual relationship with Tianjin Information, became our VIE. In addition, Xinzhong Sun resigned from the positions as our director, President, Secretary and Treasurer. Ms. Liu was appointed as our Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer, Treasurer and Secretary and Mr. Liu was appointed as a director. Mr. Liu is the father of Ms. Liu.

As a result of the Share Exchange, we, through our consolidated subsidiaries, are engaged in the business of providing Internet security products, new media advertising, micro-marketing, data analysis services in the PRC. All business operations are conducted through our wholly-owned subsidiary, Tianjin Information, and through Shuhai Beijing, our VIE. Shuhai Beijing is considered to be a VIE because we do not have any direct ownership interest in it, but, as a result of a series of contractual agreements (the “VIE Contractual Agreements”) among Tianjin Information, Shuhai Beijing and its stockholders, we are able to exert effective control over Shuhai Beijing and receive 100% of the net profits or net losses derived from the business operations of Shuhai Beijing. The VIE Contractual Agreements are more fully described below.

On April 12, 2018, our Board of Directors and stockholders approved a one-for-three reverse stock split of our issued and outstanding shares of common stock, which became effective on May 1, 2018, decreasing the number of outstanding shares from 57,511,771 to 19,170,827. Subsequent to the split, the number of our outstanding shares of our common stock increased from19,170,827 to 19,170,846 to accommodate certain stockholders’ positions due to rounding elections payable at the beneficial owner level. Unless otherwise stated, all shares and per share amounts in this prospectus have been retroactively adjusted to give effect to this stock split.

On January 10, 2024, the Company’s Board of Directors approved a reverse stock split of its authorized and issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-15, which became legal effective on January 19, 2024. After the reverse stock split, every 15 issued and outstanding shares of the Company’s Common Stock was converted automatically into one share of the Company’s Common Stock without any change in the par value per share. The total number of shares of Common Stock authorized for issuance was then reduced by a corresponding proportion from 375,000,000 shares to 25,000,000 shares of Common Stock. All share amounts have been retroactively restated to reflect the reverse stock split for all periods presented. The par value per share of the Common Stock will remain unchanged at $0.001 per share. Unless otherwise stated, all shares and per share amounts in this prospectus have been retroactively adjusted to give effect to this stock split.

On March 4, 2026, Predecessor Datasea and DIT entered into a merger agreement and plan of merger, pursuant to which Predecessor Datasea merged with and into DIT, with DIT continuing as the surviving entity. The Redomicile became effective on April 15, 2026, upon the filing of the articles of merger with the BVI Registry of Corporate Affairs. Upon completion of the Redomicile, each share of Predecessor Datasea’s Common Stock was converted into the right to receive one Class A Ordinary Share of DIT, with no par value, except that the 2,000,000 shares of Common Stock held by each of Zhixin Liu and Fu Liu were converted into 2,000,000 Class B Ordinary Shares of DIT, with no par value, respectively. DIT is a holding company with no material operations of its own. DIT conducts a substantial majority of its operations through operating entities established in the People’s Republic of China, or the PRC, primarily through a variable interest entity, Shuhai Information Technology Co., Ltd. The VIE holds eight direct subsidiaries to explore business opportunities.

DIT does not have any equity ownership of the VIE, but instead DIT controls and receives the economic benefits of the VIE’s business operations through certain contractual arrangements. The contractual agreements are not equivalent to equity ownership in the business of the VIE, but instead enable us to consolidate the financial results of the VIE Entities with DIT’s corporate group under U.S. GAAP, making DIT the primary beneficiary of the VIE for accounting purposes. Such VIE agreements have not been tested in a court of law in the PRC. DIT’s Class A Ordinary Shares that are currently listed on the Nasdaq Capital Market are shares of our British Virgin Islands holding company that maintains service agreements with the associated operating companies.

Business Overview

DIT is a global technology company focused on acoustic intelligence, AI-powered multimodal digital solutions and AI agent applications. Following the completion of its redomicile merger into a British Virgin Islands holding company, the Company is continuing to refine its business strategy around two principal areas: acoustic high-tech and acoustic intelligence products and applications; and AI multimodal digitalization and AI agent platform services.

For the fiscal year ended June 30, 2025, the Company recorded revenue of $71,616,820, representing an increase of 198.70% compared with fiscal year 2024. During the six months ended December 31, 2025, the Company recorded revenue of approximately $26.81 million. Although revenue decreased compared with the same period of the prior fiscal year, the decrease was primarily attributable to the Company’s strategic reduction of low-margin standardized services and its continued optimization of its revenue mix toward higher-value, technology-driven business lines.

During the same six-month period, gross profit increased to approximately $2.36 million, representing an increase of approximately 284.4% year-over-year, and gross margin improved to approximately 8.8%, compared with approximately 1.5% in the same period of the prior fiscal year.

Acoustic Intelligence and Acoustic High-Tech Business

The Company’s acoustic intelligence strategy is based on the integration of acoustic technology, ultrasonic technology, acoustic sensing, artificial intelligence algorithms and application-specific hardware. The Company seeks to apply acoustic technologies across multiple verticals, including health management, medical and wellness applications, industrial applications, agricultural applications and Internet of Things-related acoustic sensing scenarios.

The Company has developed and commercialized acoustic products and technologies in areas such as acoustic air sterilization and purification, health-assistance devices, intelligent acoustic systems and related hardware solutions. Its acoustic product lines include acoustic air purification and sterilization products, smart ultrasonic head-care products, foot health management products and other acoustic health and wellness-related products under development. The Company’s acoustic air sterilization and purification products include ultrasonic sound air disinfection equipment and intelligent air disinfection machines under the “Tianer” brand, which are designed for indoor and enclosed-space sterilization, purification and odor-removal applications. Certain models of these products have obtained product testing reports and/or applicable product certifications and have been deployed, promoted or marketed for residential, automotive, restroom, commercial and other indoor application scenarios.

In the United States, the Company is advancing the development, regulatory preparation and potential commercialization of NeuroVibe, a non-invasive ultrasonic brain-computer interface (“BCI”) health management product. NeuroVibe is designed to integrate non-invasive ultrasonic stimulation, electroencephalographic signal acquisition, AI-assisted signal analysis and intelligent hardware for potential applications in brain-state monitoring, sleep health, brain health management and neurological function assistance. Recently, Shuhai Jingwei (Shenzhen) Information Technology Co., Ltd., a variable interest entity of the Company, completed the U.S. Food and Drug Administration (“FDA”) establishment registration and device listing, and has listed under product code HCC and 21 CFR 882.5050 as Class II biofeedback devices. These regulatory steps provide a foundation for further product development and potential U.S. commercialization; however, they do not constitute FDA clearance or approval of the products or any specific therapeutic claims. The Company continues to advance product development, technical validation, compliance preparation and commercialization planning and remains subject to applicable regulatory, technical and market risks.

Through Datasea Acoustics LLC, its wholly owned Delaware subsidiary, the Company is expanding its U.S. and international commercial presence. Datasea Acoustics LLC serves as the Company’s international business platform for acoustic high-tech products and technologies, overseas channel development, patent and technology deployment, regulatory coordination, product registration preparation and international market expansion. As disclosed in the Company’s prior press releases, its products and solutions have reached customers and partners across multiple international markets, and management intends to continue developing overseas sales and cooperation channels as part of its global growth strategy.

AI Multimodal Digitalization and AI Agent Platform

The Company’s AI multimodal digitalization business remains an important contributor to revenue and cash flow. Historically, this business has included digital marketing, AI-powered communication tools, enterprise digitalization services; and other customized technology solutions.

During recent reporting periods, this segment continued to be the Company’s primary revenue contributor. The Company has focused on higher-margin customized AI multimodal solutions, including services for small and medium-sized enterprises, digital marketing scenarios, industry-specific applications and data-driven operating tools.

Building on this foundation, the Company is developing an AI agent platform designed to support the following application scenarios, including automated customer interaction, store operations, marketing execution, health management, and home-based intelligent services.

Certain AI agent applications have already been launched or introduced into commercial use. In particular, the Company’s voiceprint execution agent and business execution agent have been launched and are being used to support customer interaction, voiceprint-based recognition, business process execution, store operations and marketing-related service scenarios. Other AI agent applications remain in development, testing or early-stage deployment. The commercial success of these AI agent applications will depend on, among other factors, customer adoption, technical performance, product-market fit, regulatory compliance, data security and privacy compliance, and the Company’s ability to scale these solutions cost-effectively.

The Company has accumulated intellectual property and technology assets in acoustic intelligence, AI multimodal digitalization and related application fields. Currently, the Company has more than 28 proprietary patents and more than 187 software copyrights. The Company has also participated in industry standard-setting and white paper initiatives, including work related to acoustic intelligence and AI Multimodal Digitalization.

VIE Agreements

Due to regulatory restrictions on foreign ownership in certain sectors in China, such as the internet and information technology industries, the Company conducts its business through a Variable Interest Entity (VIE) structure, which allows it to achieve operational compliance and business expansion balance.

Shuhai Beijing is the VIE entity of our corporate group, under the contractual control of DIT. Through contractual arrangements with Shuhai Beijing and its shareholders-Zhixin Liu (a shareholder, President, and CEO of DIT) and Fu Liu (a shareholder and Director of DIT)-the Company is entitled to the economic benefits from Shuhai Beijing’s business operations and has control over its day-to-day operations. The financial and operational results of Shuhai Beijing are fully consolidated into DIT’s financial reports, and this structure enables the company to comply with Chinese regulations while maintaining control over its Chinese operations.

We have entered into a series of contractual arrangements with our VIE as follows:

Operation and Intellectual Property Service Agreement – Pursuant to the Operation and Intellectual Property Service Agreement, Tianjin Information Sea Information Technology Co., Ltd. is granted operational management rights over Shuhai Beijing under this agreement, including day-to-day business management, asset and financial control, and the provision of intellectual property services (such as technology licensing), procurement management, marketing management, and inventory management. The service fee collected monthly by WFOE equals Shuhai Beijing’s pre-tax profit for that period; if Shuhai Beijing incurs a loss, such loss will be carried forward to offset potential service fees in the following month. In addition, if Shuhai Beijing is unable to repay its debts, WFOE is obligated to make repayment on its behalf; if Shuhai Beijing’s net assets fall below its registered capital, WFOE must provide funding to make up the shortfall. Without WFOE’s consent, Shuhai Beijing and its shareholders are prohibited from independently making or leading any business decisions.

Stockholders’ Voting Rights Entrustment Agreement – Tianjin Information has entered into a stockholders’ voting rights entrustment agreement (the “Entrustment Agreement”) under which Zhixin Liu and Fu Liu (collectively the “Shuhai Beijing Stockholders”) have vested their voting power in Shuhai Beijing to Tianjin Information or its designee(s). The Entrustment Agreement does not have an expiration date, but the parties can agree in writing to terminate the Entrustment Agreement. Zhixin Liu, is the Chairman of the Board, President, CEO of DIT and Corporate Secretary, and Fu Liu, a Director of the DIT (Fu Liu is the father of Zhixin Liu).

Equity Option Agreement – The Shuhai Beijing Stockholders granted WFOE or its designee an irrevocable option under which WFOE may, at any time, purchase all or part of the equity interests held by Shuhai Beijing’s shareholders at a price of RMB 0.001 per RMB 1 of capital contribution. To maintain this option right, WFOE must pay RMB 1 annually to Shuhai Beijing’s shareholders. The agreement is valid for 10 years from the effective date, after which WFOE has the right to renew. The agreement also includes restrictive covenants protecting WFOE’s rights during the exercise of the option, such as prohibiting Shuhai Beijing’s shareholders from transferring equity to third parties.

Equity Pledge Agreement – To secure the performance of the above-referenced Operation and Intellectual Property Service Agreement and Equity Option Agreement, Shuhai Beijing’s Stockholders pledged all of their equity interests in Shuhai Beijing to WFOE as collateral. During the pledge period, WFOE is entitled to receive all dividends, bonuses, and other investment returns derived from the pledged equity. If Shuhai Beijing or its shareholders breach any provisions of the agreements, WFOE may legally enforce the pledge and satisfy its claims by discounting, auctioning, or selling the pledged equity.

There are a number of uncertainties regarding the status of the rights of the British Virgin Islands holding company with respect to its contractual arrangements with the VIE, its founders and owners, including whether the PRC legal system could limit our ability to enforce these contractual agreements due to uncertainties under Chinese law and jurisdictional limits. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of our VIE, instead we control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our Class A Ordinary Shares that are currently listed on the Nasdaq Capital Market are shares of our British Virgin Islands holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIE Entities is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Such VIE agreements have not been tested in a court of law in the PRC. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may lose control of our consolidated VIE, which conducts our manufacturing operations, holds significant assets and accounts for significant revenue, and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our Class A Ordinary Shares. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIE in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and that we may incur substantial costs to enforce the terms of the arrangements. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE Agreements, we will rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. As such, the shareholders of VIE may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Government Regulation; Licenses

Our operating entities’ operations are subject to and affected by PRC laws and regulations. The primary governmental regulation regulating the Internet security equipment industry in the PRC is the Cybersecurity Law, effective June 1, 2017, which governs entities providing “critical information infrastructure.” This statute provides basic protections for Internet users, such as not selling individual’s data to other companies without the user’s permission and not knowingly distributing malware. China’s new Data Security Law took effect in September 2021. The Data Security Law provides that data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government.

On December 28, 2021, thirteen governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator, which possesses personal information of at least one million users, must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Because the VIE’s current operations do not possess personal information from more than one million users at this moment, the Company does not believe that the Company is subject to the cybersecurity review by the CAC. In addition, as of the date of this report, the Company has not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has the Company received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

The wholly owned subsidiaries and the VIE Entities are required to have, and each has, a business license issued by the PRC State Administration for Market Regulation and its local counterparts. In addition, major PRC regulations applicable to our products and services and the Internet security industry include Internet Security Protection Technology Measures Provision (Ministry of Public Security Order No. 82) (“Order 82”). Order 82 specifies certain security measures Internet service providers shall take to ensure Internet security. Providers of ISP connecting service and Internet-based data processing service are within the scope of Order 82. It does not call for any license or permission to any entities.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Although we believe that CSRC’s approval is not required for the listing and trading of our Class A Ordinary Share on Nasdaq, we cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do.

Shuhai Beijing currently holds the following licenses issued by the PRC government, which are material to its operations:

●	Business License issued by the Beijing Municipal Industry and Commerce Administration;

●	Beijing Statistics Registration Certificate issued by the Beijing Municipal Bureau of Statistics;

●	Value-Added Telecommunications Business Operating License issued by the Ministry of Industry and Information Technology;

●	Security Engineering Qualification Certificate issued by the China Security Technology Prevention Industry Association;

●	Information Security Management System Certification Certificate issued by New Century Inspection and Certification Co., Ltd;

●	Environmental Management System Certification Certificate issued by Beijing Xinjiyuan Certification Co., Ltd;

●	Occupational Health and Safety Management System Certification Certificate issued by Beijing Xinjiyuan Certification Co., Ltd;

●	Quality Management System Certification Certificate issued by Zhengbiao Lianxin (Beijing) Certification Service Co., Ltd.

In addition to the core licenses, Shuhai Beijing also holds several business-related certificates that demonstrate the company’s technical strength, industry position, and compliance with operational standards, as follows:

●	National High-Tech Enterprises Certificate, jointly issued by the Beijing Municipal Science & Technology Commission, Beijing Municipal Finance Bureau, and the Beijing Municipal Tax Service, State Taxation Administration. This certificate recognizes Shuhai Beijing as a National High-Tech Enterprise, marking the company’s R&D capabilities and technological innovation in fields such as acoustic technology and AI multimodal algorithms, which have been acknowledged by the state. The company is entitled to enjoy tax incentives and policy support for high-tech enterprises, helping to boost R&D investment and technological breakthroughs.

●	Zhongguancun High-Tech Enterprises Certificate issued by the Zhongguancun Science Park Administrative Committee, recognizing the company as a high-tech enterprise in Zhongguancun. This allows the company to leverage the policy advantages and industrial resources of the Zhongguancun Science Park, deepen collaboration with research institutions, accelerate the industrialization of technologies, and expand its business network.

●	Membership Certificate issued by the China Security Technology Prevention Industry Association, indicating the company is an official member of the association. As a member, the company can participate in industry exchanges, policy discussions, and standard-setting activities, gain timely access to the latest industry trends and resources in the communications field, and enhance its influence in AI multimodal digitalization, 5G messaging applications, and other communication-related areas.

●	China Acoustics Society Institutional Member Certificate issued by the China Acoustics Society, confirming the company as a member of the society. This membership enables the company to engage deeply in academic exchanges, technical discussions, and industry cooperation in the field of acoustics, connect with top research resources, and drive innovation in both acoustic technology R&D and industry applications.

●	Beijing “Innovative” Small and Medium-Sized Enterprise Certificate issued by the Beijing Municipal Bureau of Economy and Information Technology, recognizing Shuhai Beijing as an “Innovative” SME in Beijing. This demonstrates the company’s innovation and growth in technology, product development, and business models, allowing it to access local government policies and resources that support the innovation of small and medium-sized enterprises.

●	“Specialized, Refined, and New” Small and Medium-Sized Enterprise Certificate issued by the Beijing Municipal Bureau of Economy and Information Technology, recognizing Shuhai Beijing as a “Specialized, Refined, and New” SME. This certificate highlights the company’s advantages in specialization, precision, distinctiveness, and novelty in the acoustic high-tech segment. It reflects the company’s core competitiveness in technology R&D and market expansion, providing solid support for sustained business growth and consolidation of its industry position.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Although we believe that CSRC’s approval is not required for the listing and trading of our Class A Ordinary Share on Nasdaq in the context of this offering, we cannot assure you that relevant PRC governmental agencies, including the China Securities Regulatory Commission, would reach the same conclusion as we do. There is a possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We are also required by the Holding Foreign Companies Accountable Act to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for the Company is not subject to inspection by the PCAOB, our Class A Ordinary Shares may be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

We believe that (1) as of the date of this prospectus we, our subsidiaries and the VIE and VIE’s subsidiary are not required to obtain permissions from China Securities Regulatory Commission (the “CSRC”) to operate the current business and offer to sell or issue our Class A Ordinary Shares being registered herein to non-Chinese investors, (2) Based on the Company’s current business operations and data-processing practices, DIT, its subsidiaries, the VIE and the VIE’s subsidiaries do not collect, store or process customers’ identifiable personal information in unencrypted or non-anonymized form, DIT, its subsidiaries, and the VIE are not required to obtain permissions under the Measures for Cybersecurity Review (2021) from the CAC to operate the current business and offer to sell or issue DIT’s Class A Ordinary Shares being registered herein to non-Chinese investors. As such, DIT, its subsidiaries and the VIE believe that (1) we have received all requisite permissions or approvals to operate the business and offer to sell or issue DIT’s Class A Ordinary Shares to non-Chinese investors and (2) none of DIT, its subsidiaries or the VIE has been denied such permissions by any PRC authorities. As of the date of this prospectus, we believe that we are not required to obtain any additional material permissions or approvals for our current business operations in China and nor do we need any additional permission or approval to offer, sell or issue our Class A Ordinary Shares being registered herein to non-Chinese investors, other than a filing with the CSRC following any issuance of Class A Ordinary Shares pursuant to this prospectus, but there is no guarantee that the Chinese authorities will not change their policy in future.

PRC Regulatory Requirements and Uncertainties Regarding Overseas Listing and Foreign Investment Restrictions

In addition, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law” on July 6, 2021, which emphasized strengthening the supervision of illegal securities activities and enhancing oversight over overseas securities offerings and listings by Chinese companies.

In February 2023, the China Securities Regulatory Commission (the “CSRC”) issued the “Trial Administrative Measures of the State Council on Overseas Issuance and Listing of Securities by Domestic Enterprises” (the “Trial Measures”), together with related supporting guidelines, which became effective on March 31, 2023. The Trial Measures established a filing-based regulatory framework for overseas securities offerings and listings by domestic enterprises, including direct and indirect overseas listings, follow-on offerings and other applicable capital market activities.

Pursuant to the Trial Measures, domestic enterprises conducting overseas securities offerings or listings are required to complete filing procedures with the CSRC within the prescribed time periods. The interpretation, implementation and enforcement of the Trial Measures and related regulations may continue to evolve. For domestic operating companies, including companies utilizing variable interest entity (“VIE”) structures, there remain uncertainties regarding the specific application of such regulatory requirements.

In addition, the National Development and Reform Commission and the Ministry of Commerce of the PRC issued the “Special Administrative Measures for Foreign Investment Access (Negative List) (2024 Version)” (the “2024 Negative List”), which became effective on November 1, 2024. The 2024 Negative List replaced previous versions of the foreign investment negative list and sets forth restrictions and prohibitions on foreign investment access in certain industries, including certain telecommunications and internet-related businesses.

Certain value-added telecommunications services in China remain subject to foreign investment restrictions. The Company’s 5G messaging business involves value-added telecommunications services, including certain categories of e-commerce, domestic multi-party communications, storage and forwarding services, and related telecommunications applications. Under applicable PRC regulations, foreign-invested telecommunications enterprises may only engage in telecommunications services permitted under China’s commitments to the World Trade Organization (“WTO”), and certain value-added telecommunications services remain subject to foreign ownership limitations.

However, uncertainties remain regarding the interpretation, implementation and enforcement of applicable PRC regulations, including how such requirements may apply to companies with VIE structures and businesses involving telecommunications-related services. It remains uncertain whether DIT, its subsidiaries or the VIE may become subject to additional equity ownership restrictions, licensing requirements, approvals or filing obligations in connection with their existing or future business activities.

If the Company is required to obtain additional approvals, licenses or complete additional filings and fails to do so in a timely manner, or if applicable laws, regulations, regulatory interpretations or enforcement practices change in the future, the Company’s business operations, financial condition and business prospects may be materially and adversely affected.

Although the Company believes that it has obtained or completed the approvals, permits, licenses and filings currently required for its existing operations, there can be no assurance that such approvals, permits, licenses or filings will not be subject to future regulatory changes, denied, revoked or otherwise become unavailable.

In the event that additional approvals, licenses or filings become required in the future, DIT, together with its subsidiaries and the VIE, intends to actively seek such approvals or complete such filings where applicable. However, failure to obtain any required approvals, licenses or filings could materially affect the Company’s ability to conduct certain business activities, including its telecommunications-related operations in China.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (“HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

Our auditor, an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis.

Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

The recent developments would add uncertainties to any offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Cautionary Statement Regarding our Variable Interest Entity Structure

DIT is a holding company incorporated under the laws of the British Virgin Islands. As a holding company with no material operations of our own, DIT conducts operations in China through our variable interest entity, or VIE, Shuhai Beijing. This is an offering of the Class A Ordinary Shares of the holding company. You are not investing in Shuhai Beijing, our VIE. Neither DIT nor its subsidiaries own any share in Shuhai Beijing. Instead, we control and receive the economic benefits of Shuhai Beijing business operation through a series of contractual agreements, or the VIE Agreements. We are subject to certain legal and operational risks associated with being based in China and having a majority of our operations through the contractual arrangements with our VIE. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The VIE Agreements are designed to provide our wholly-foreign owned entity (“WFOE”), Tianjin Information Sea Information Technology Co., Ltd. (“Tianjin Information”), with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of Shuhai Beijing, including absolute control rights and the rights to the assets, property and revenue of Shuhai Beijing. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of our VIE. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over Shuhai Beijing. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our Class A Ordinary Shares, which could cause the value of such securities to significantly decline or become worthless. Additionally, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board recently, our securities may be prohibited from trading if our auditor cannot be fully inspected.

Additionally, we are subject to certain legal and operational risks associated with our VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our VIE’s operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Cautionary Statement Regarding Doing Business in China

Our business operations are primarily based in China, and our VIE Entities are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our VIE Entities, completely hinder of our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, our Company, our VIE Entities have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, all of the statements and regulatory actions referenced are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us, our subsidiaries, our VIE or its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of any overseas public offering, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations.

As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Corporate Information

We were incorporated under the laws of the British Virgin Islands. Our principal executive office is located at Room 302-5, Building C, Gemdale Viseen International Center, No. 5 Shengfang Road, Daxing District, Beijing, People’s Republic of China 102600, and our telephone number at that address is +(86)10-58401996. Our corporate website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

RISK FACTORS

Investment in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the risk factors set forth herein and under “Item 3. Key Information — D. Risk Factors” described in the Annual Report on Form 10-K filed on September 26, 2025 for the year ended on June 30, 2025, as supplemented and updated by subsequent current reports on Form 8-K and Form 10-Q filed by the Predecessor Datasea and the current reports on Form 6-K filed by us, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On March 27, 2026, Predecessor Datasea received a staff determination notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), informing that Predecessor Datasea’s Common Stock fails to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) for the 30 consecutive business days prior to the date of the Notice.

Nasdaq’s notice has no immediate effect on the listing of our Class A Ordinary Share on The Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until September 23, 2026 (the “Compliance Date”), to regain compliance with the minimum bid price requirement..

If the Company is unable to regain compliance by the Compliance Date, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, Nasdaq will notify the Company of its determination to delist our Class A Ordinary Share, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of its Class A Ordinary Share and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for research and development, market development and for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than as described above, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF SHARE CAPITAL

We are a BVI business company limited by shares and our affairs are governed by our Memorandum and Articles of Association, the BVI Act, the common law of the British Virgin Islands, our corporate governance documents and the rules and regulations of the stock exchange on which our Class A Ordinary Shares are traded.

As of the date of this prospectus, we are authorized to issue (a) an unlimited number of Class A ordinary shares with no par value each, and (b) an unlimited number of class B ordinary shares with no par value each (the “Class B Ordinary Shares”, together with Class A Ordinary Shares, the “Ordinary Shares”). As of the date of this prospectus, we have 10,424,881 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares are issued and outstanding.

Ordinary Shares

All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed. Under the BVI Act, the Class A Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Our Company is authorized to issue (a) an unlimited number of Class A Shares with no par value each, and (b) unlimited Class B Ordinary Shares with no par value each. Subject to the provisions of the BVI Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the BVI Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Share Rights

Both Class A Ordinary Shares and Class B Ordinary Shares of DIT have identical economic rights, including rights to dividends and distributions, if any, and rights upon liquidation. Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects other than as set out below:

(a).	Holders of our Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at meetings of shareholders of DIT. Each Class A Ordinary Share confers upon the holder the right to one (1) vote at a meeting of the members of the Company or on any resolution of members. Each Class B Ordinary Share confers upon the holder the right to fifty (50) votes at a meeting of the members of the Company or on any resolution of members. Unless otherwise required by the BVI Act, our Memorandum or our Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for members’ consent.

(b).	Subject to any applicable adjustment pursuant to the memorandum and articles of association of DIT, each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into fully paid Class A Ordinary Shares on a one-to-one basis. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into the equal number of Class A Ordinary Shares. A holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

(c).	No other shareholder of the Company will be entitled to receive or convert Class A Ordinary Shares into Class B Ordinary Shares.

Our Class A Ordinary Shares are listed and traded on the Nasdaq Capital Market, and in connection therewith, the Class A Ordinary Shares are registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Class B Ordinary Shares are not listed on any securities exchange and are held by certain existing shareholders.

The following is a summary of material provisions of our currently effective amended and restated memorandum and articles (the “Memorandum and Articles of Association”) as well as the BVI Business Companies Act, as amended from time to time (the “BVI Act”) insofar as they relate to the material terms of our Class A Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entirety of our Memorandum and Articles of Association, filed as Exhibit 3.1 to this prospectus.

Preemptive Rights

Our Class A Ordinary Shares are not subject to any pre-emptive or similar rights under the BVI Act or pursuant to our Memorandum and Articles of Association.

Limitations or Qualifications

Not Applicable.

Rights of Other Types of Securities

Not Applicable.

Distributions

Shareholders holding Ordinary Shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the Memorandum and Articles of Association.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with our Memorandum and Articles of Association. Each Class A Ordinary Share confers upon the holder the right to one (1) vote at a meeting of the members of the Company or on any resolution of members, and each Class B Ordinary Share confers upon the holder the right to fifty (50) votes at a meeting of the members of the Company or on any resolution of members. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Calls on shares and forfeiture of Shares

Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, or by any recognized stock exchange on which our securities are listed.

Transfer of Shares

Subject to any applicable restrictions or limitations arising pursuant to (i) our Memorandum and Articles of Association; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). The BVI Act also provides that the shares of the Company, whilst listed on a recognized exchange such as the NYSE or Nasdaq, may be transferred without the need for a written instrument of transfer if the transfer is carried out within the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s Memorandum and Articles of Association and the Listed Companies and Funds Regulations of the British Virgin Islands. There are currently no provisions of the BVI Listed Companies and Funds Regulations in force that would affect this. Our Memorandum and Articles of Association also (save as otherwise provided therein) provide that shares may be dealt with by means of a system utilized for the purposes of holding and transferring of shares in uncertificated form.

Liquidation

As permitted by the BVI Act and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Requirements to Change the Rights of Holders of Ordinary Shares

Variation of Rights Attaching to Shares.

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Limitations on the Rights to Own Class A Ordinary Shares

There are no limitations under the BVI Act or imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been created in our Memorandum and Articles of Association, the directors without the approval of the holders of Class A Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Ownership Threshold

There are no provisions under the BVI Act applicable to us or under our Memorandum and Articles of Association that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent, but need not be) is set out in the BVI Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of members (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum and articles of association, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The Company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the “Registrar”. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BVI Act. The Registrar then (if she is satisfied that the requirements of the BVI Act have been complied with) registers, in the case of a merger, the articles of merger and any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the memorandum and articles of association of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BVI Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective (inter alia), (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of association of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vests in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be, or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted previously except in so far as the laws of the other jurisdiction otherwise provide.

The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BVI Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of 75% of the votes of the shareholders or class of shareholders, as the case may be. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands Law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the BVI Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the BVI Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the cost of the proceedings in relation to the relief likely to be obtained; and

●	whether an alternative remedy is available.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our Memorandum and Articles of Association provide that, subject to certain limitations, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our Memorandum and Articles of Association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the creation and issuance of any preferred shares. Therefore, provided a class of preferred shares has been duly authorized and created and our Memorandum and Articles of Association (as further amended and restated) are filed with the Registrar, the directors without the approval of the holders of Class A Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of the Company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	(a) vote on a matter relating to the transaction;

●	(b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	(c) sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the issued and outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under British Virgin Islands law to hold shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the British Virgin Islands law, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by (i) a resolution of members passed at a meeting of members called for the purposes of removing the Director or for purposes including the removal of the Director or by a written resolution passed by a least seventy-five per cent (75%) of the Members of the Company entitled to vote; or (ii) a Resolution of Directors.

Transactions With Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Memorandum and Articles of Association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or directors, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our Memorandum and Articles of Association be effected by resolution of directors without shareholder approval unless the terms of the existing class expressly provide that such an action will amount to a variation.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders or by resolution of directors, save that no amendment may be made by resolution of directors (i) to restrict the rights or powers of the shareholders to amend the Memorandum and Articles of Association, (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the Memorandum and Articles of Association, (iii) in circumstances where the Memorandum and Articles of Association cannot be amended by the shareholders, or (iv) to clauses 7, 8, 9 or 12 of our memorandum of association. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Preferred Shares

As all our current authorized share capital is designated as Class A Ordinary Shares and Class B Ordinary Shares, a resolution of directors or shareholders resolution will be needed to amend the Company’s Memorandum and Articles to alter its authorized share capital if the Company decides to issue preferred shares and following such amendment to the Company’s memorandum and articles of association, a copy must be filed with the Registrar of Companies of the British Virgin Islands. After such resolution and amendment to the Company’s memorandum and articles of association in accordance with and following filing of the amended and restated memorandum and articles of association with the Registrar of Companies of the British Virgin Islands, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Class A Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares may be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Changes in Capital

Subject to the BVI Act and our Memorandum and Articles of Association, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

●	divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;

●	combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and

●	create new classes of shares with preference to be determined by resolution of the board of directors to amend the memorandum and articles to create new classes of shares with such preferences at the time of authorization.

Quotation

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market and traded under the symbol “DTSS”.

Transfer Agent

The transfer agent for our Class A Ordinary Shares is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024, tel: 619-664-4780.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase our Class A Ordinary Shares, debt securities or any combination thereof. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares, preferred shares or debt securities of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares purchasable upon exercise, if any.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital”, “Description of Debt Securities”, and “Description of Warrants” will apply to each unit and to any Ordinary Share, preferred share, debt securities, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities offered under this prospectus, including our Class A Ordinary Shares, debt securities, warrants or units. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Class A Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

 Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the U.S. federal securities laws and the laws of the State of New York, by Ogier to the extent governed by the laws of the British Virgin Islands, and by Rongpeng Law Offices to the extent governed by the laws of P.R. China. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Kreit & Chiu CPA LLP (formerly Paris Kreit & Chiu CPA LLP), independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended June 30, 2025, 2024 and 2023 are included in our 2025 Annual Report, filed on September 26, 2025 by Predecessor Datasea, our predecessor entity, and are incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Annual Report on Form 10-K, for the fiscal year ended June 30, 2025, filed with the SEC on September 26, 2025 by Predecessor Datasea;

(2)	the Quarterly Reports on Form 10-Q filed by Predecessor Datasea, with the SEC for the quarterly period ended September 30, 2025 and December 31, 2025, and

(3)	the description of our Class A Ordinary Shares incorporated by reference in our registration statement on Form F-4, as amended (File No. 333-293463) originally filed with the Commission on April 7, 2026, declared effective on April 10, 2026, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at:

Datasea Intelligent Technology Ltd.

Attention: Corporate Secretary

Room 302-5, Building C, Gemdale Viseen International Center, No. 5 Shengfang Road, Daxing District

Beijing, People’s Republic of China 102600

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a business company and our affairs are governed by our amended and restated memorandum and articles of association and BVI Business Companies Act, Revised Edition 2020 (as amended), and the common law of the British Virgin Islands. We are incorporated under the laws of the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, British Virgin Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of our assets are located in China. In addition, all of our directors and officers are nationals or residents of China and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel as to the laws of the BVI, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the BVI against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States. We have been advised by Ogier that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI is not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI, and (f) there is due compliance with the correct procedures under the laws of the BVI. However, the BVI courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the BVI to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

The recognition and enforcement of foreign judgments in the PRC are governed by the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with applicable treaties or principles of reciprocity, subject to the conditions and limitations prescribed by PRC law. There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers based on the civil liability provisions of the U.S. federal securities laws or the securities laws of any state in the United States, or (ii) entertain original actions brought in the PRC against us or our directors or officers based on such securities laws. As a result, investors may experience difficulty in enforcing a U.S. judgment or pursuing such claims against us or our directors and officers in the PRC.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Datasea Intelligent Technology Ltd.

$150,000,000

Class A Ordinary Shares

Debt Securities

Warrants

Units

Rights

PROSPECTUS

August 13, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The BVI Act limits the extent to which a company articles of association may provide for indemnification of any persons, such indemnification is, only permitted where the director acted honestly and in good faith and in what he believed to be in the best interests of the company, and in the case of indemnification for criminal proceedings, the person has no reasonable cause to believe that the conduct was unlawful. In addition, under common law, indemnification provisions may be void if held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our currently effective Memorandum and Articles of Association provide that we shall indemnify our directors, against all expenses, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the British Virgin Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

1.1	Form of Underwriting Agreement+
3.1	Amended and Restated Memorandum of Association and Articles of Association of Datasea Intelligent Technology Ltd. (Incorporated herein by reference to Exhibit 3.1 to the Company’s Form F-4, as amended filed on April 7, 2026.)
4.1	Form of Unsubordinated Indenture*
4.2	Form of Subordinated Indenture*
4.3	Form of Warrant Certificate+
4.4	Form of Warrant Agreement+
4.5	Form of Unit Agreement and Certificate+
4.6	Form of Certificate of Designation+
4.7	Form of Preferred Stock Certificate+
4.8	Form of Stock Purchase Agreement+
5.1	Opinion of Ogier *
23.1	Consent of Kreit & Chiu CPA LLP *
23.2	Consent of Ogier (included in Exhibit 5.1) *
24.1	Power of Attorney (previously included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Unsubordinated Indenture#
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture#
107	Filing Fee Table*

*	Filed herewith.

+	As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

#	As applicable, to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Beijing, China, on August 13, 2026.

DATASEA INTELLIGENT TECHNOLOGY LTD.

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhixin Liu, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zhixin Liu	Chairman, President and Chief Executive Officer	August 13, 2026
Zhixin Liu	(Principal Executive Officer)

/s/ Mingzhou Sun	Chief Financial Officer	August 13, 2026
Mingzhou Sun	(Principal Financial and Accounting Officer)

/s/ Fu Liu	Director	August 13, 2026
Fu Liu

/s/ Yijin Chen	Independent Director	August 13, 2026
Yijin Chen

/s/ Chun Kwok Wong	Independent Director	August 13, 2026
Chun Kwok Wong

/s/ Yan Yang	Independent Director	August 13, 2026
Yan Yang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement on August 13, 2026.

Datasea Acoustics LLC

By:	/s/ Fu Liu
Name:	Fu Liu
Title:	Director